UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 3, 2014

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) On December 3, 2014, Heartland Financial USA, Inc. (the “Company”) announced the appointment of Bruce K. Lee as the Company’s President effective January 2, 2015.
Mr. Lee, age 54, was Executive Vice President, Chief Credit Officer with Fifth Third Bancorp ("Fifth Third") in Cincinnati, Ohio from 2011-2013 and held various other leadership positions at Fifth Third from 2001-2011, including Executive Vice President, Director of Special Assets Group; Executive Vice President, Commercial Banking Division Head; Affiliate President and CEO; and Affiliate Senior Commercial Banker. Prior to Fifth Third, Mr. Lee served as an Executive Vice President and board member for Capital Bank in Sylvania, Ohio.
Mr. Lee will receive an annual base salary of $385,000 and will be eligible to earn a bonus of up to 65% of his base compensation under the Company’s bonus program in 2015 based upon a formula established by the Compensation/Nominating Committee. Mr. Lee will also receive a sign-on bonus of $102,000, half of which will be paid after his first 30 days of employment, and the remaining half of which will be paid after he completes the purchase of a home in Dubuque, Iowa.   Mr. Lee will receive 4,000 time-based restricted stock units (“RSUs”) and 4,000 performance- based RSUs, each of which will vest in accordance with the Company’s standard RSU agreements, as part of the grants under the Company’s annual compensation program in January 2015.
Effective upon commencement of his employment on January 2, 2015, the Company will also enter into a Change of Control Agreement with Mr. Lee on the Company’s standard form that will entitle Mr. Lee to severance payment equal to a multiple of 1.5 times Mr. Lee’s salary and bonus if he is terminated without cause, or he terminates employment for good reason, within six months prior to or two years after a change of control (each as defined in such agreement). Mr. Lee will also be entitled to participate in the life insurance, disability, medical, dental, flexible benefit plan, stock plans, retirement plans and other programs generally made available by the Company for the benefit of similarly situated employees.
A copy of the press release issued by the Company on December 3, 2014 announcing Mr. Lee’s appointment is attached as Exhibit 99.1.
Item 9.01 Financial Statements, Pro Forma Financial and Exhibits
(d) Exhibits
99.1 Press Release by Heartland Financial USA, Inc. dated December 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2014	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
EVP, Chief Financial Officer